Exhibit 23.12






         The Board of Directors
         PHH Corporation:



         We consent to the incorporation by reference in the Registration Statement of CUC International Inc. on Form S-8 for shares to be issued under the CUC International Inc. 1997 Stock Incentive Plan, of our report dated April 30, 1997, with respect to the consolidated balance sheets of PHH Corporation and subsidiaries (the "Company") at December 31, 1996 and January 31, 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 1996 and each of the years in the two year period ended January 31, 1996, which report appears in the Form 8-K of HFS Incorporated dated July 16, 1997, incorporated by reference in the Registration Statement.

         Our report contains an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage
         Servicing Rights," in the year ended January 31, 1996.


                                            /s/ KPMG Peat Marwick LLP


                                            KPMG Peat Marwick LLP





         Baltimore, Maryland
         December 16, 1997